Exhibit T3G

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

AmerUs Group Co.

(Exact name of obligor as specified in its charter)

Iowa	42-1458424
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

699 Walnut Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip code)

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM)
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.     List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 2nd day of November, 2004.

BNY Midwest Trust Company
By:	/s/ R. ELLWANGER
	Name:	R. ELLWANGER
	Title:	ASSISTANT VICE PRESIDENT

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on June 30, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS	Thousands of Dollars
		(000)
1.	Cash and Due from Depository Institutions	40,186
2.	U.S. Treasury Securities	-0-
3.	Obligations of States and Political Subdivisions	-0-
4.	Other Bonds, Notes and Debentures	-0-
5.	Corporate Stock	-0-
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	658
7.	Accounts Receivable	5,039
8.	Goodwill	86,813
9.	Intangibles	-0-
10.	Other Assets	4,166
	(Itemize amounts greater than 15% of Line 10)
	Income Taxes Receivable 4,109
11.	TOTAL ASSETS	136,862

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

	LIABILITIES	Thousands of Dollars
12.	Accounts Payable	2
13.	Taxes Payable	0
14.	Other Liabilities for Borrowed Money	25,425
15.	Other Liabilities
	(Itemize amounts greater than 15% of Line 14)
	Reserve for Taxes 10,075	10,529
16.	TOTAL LIABILITIES	35,956
	EQUITY CAPITAL
17.	Preferred Stock	-0-
18.	Common Stock	2,000
19.	Surplus	67,130
20.	Reserve for Operating Expenses	-0-
21.	Retained Earnings (Loss)	31,776
22.	TOTAL EQUITY CAPITAL	100,906
23.	TOTAL LIABILITIES AND EQUITY CAPITAL	136,862

I,      Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)
of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January          , 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan Name	Assistant Treasurer Title

(212) 437-5639
Telephone Number (Extension)

eychan@bankofny.com
E-mail